Exhibit 10.45
Employment Letter of Understanding

Dr. Tattoff is please to present to Howard Sampson this Employment Letter of Understanding for the position of Chief Financial Officer.

Position:
Temporary Chief Financial Officer (CFO) through completion of the initial financing with Brookshire Securities Corporation and Reverse Merger then transitioning to Full Time CFO upon mutual agreement with Company

Duties:	Those commensurate with the duties of a CFO

Start Date:	Next working day following the completion of the Bridge Loan Financing

Salary:	$100/hour

Benefits:	Reimbursed for health care premium, not to exceed $500/month, until included on Company’s Health Plan

Vacation:	3 weeks annually

Holidays:	Company selected

Option or Warrant:	To purchase the equivalent of 200,000 shares of common stock of Dr. Tattoff contingent on the completion of Reverse Merger

Vesting Start Date:	Date of hire

Option or Warrant Pricing:	FMV on Start Date

Vesting:	25% upon completion of the Reverse Merger then monthly vesting over 3 years for the remaining shares.

Severance:	One month salary

Commuting Expenses:	Reasonable expenses to be pre approved and reimbursed by Company

Overnight Expenses:	Reasonable expenses to be pre approved and reimbursed by Company

Indemnification:	Company agrees to provide Indemnification

DR. TATTOFF
By: /s/ James Morel
Name: James Morel
Title: CEO